Exhibit 21

SUBSIDIARIES

The following are lists of consolidated subsidiaries of First Horizon National Corporation (“FHNC”) and of First Tennessee Bank National Association (“FTBNA”) at December 31, 2018. Each consolidated subsidiary is 100% owned by FHNC directly or indirectly, except as described below in note (1) to the FHNC table and note (2) to the FTBNA table, and all are included in the Consolidated Financial Statements.

DIRECTLY OWNED CONSOLIDATED SUBSIDIARIES OF FHNC

Entity	Type of Ownership by FHNC	Jurisdiction of Incorporation or Organization
First Tennessee Bank National Association (1)	Direct	United States
CB Trustee, LLC	Direct	North Carolina
First Horizon Merger Sub, LLC	Direct	Tennessee
First Tennessee Community Development Fund, LLC	Direct	Tennessee
Martin & Company, Inc.	Direct	Tennessee

(1)	At December 31, 2018, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by FHNC. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock in the event of liquidation. At December 31, 2018, this subsidiary and its divisions did business in certain jurisdictions under the following names: First Tennessee Bank, Capital Bank, First Horizon, First Horizon Bank, First Horizon Home Loans, First Horizon Equity Lending, First Tennessee Home Loans, FTN Financial Capital Markets, FTN Financial Portfolio Advisors, FTN Financial Municipal Advisors, FTB Advisors, PMC Real Estate Capital, Franchise Finance, and First Tennessee Franchise Finance.

CONSOLIDATED SUBSIDIARIES OF FTBNA

Subsidiary of FTBNA	Type of Ownership by FTBNA	Jurisdiction of Incorporation or Organization
C1 Trustee, Inc.	Direct	North Carolina
Capital Auto Finance Co.	Direct	Tennessee
Capital Financial Leasing, LLC	Direct	Delaware
CBSA Legacy, LLC	Direct	North Carolina
FBSA 1, LLC	Direct	Florida
FBSA 2, LLC	Direct	Florida
First Horizon ABS Trust 2006 – HE1 (1)	Direct	Delaware
First Horizon Asset Securities, Inc.	Direct	Delaware
First Horizon Community Development Enterprises, LLC	Direct	Tennessee
First Horizon CDE 1, LLC	Direct	Tennessee
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First Horizon CDE 2, LLC	Direct	Tennessee
First Horizon CDE 3, LLC	Direct	Tennessee
First Horizon Insurance Agency, Inc.	Direct	Georgia
First Horizon Insurance Services, Inc.	Direct	Tennessee
First Tennessee Housing Corporation	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
First Tennessee New Markets Corporation	Direct	Tennessee
SR Memphis Investment Fund, LLC	Indirect	Delaware
FT Building, LLC	Direct	Tennessee
FT Leasing, Inc.	Direct	Tennessee
FTB Advisors, Inc.	Direct	Tennessee
FTB Advisors Insurance Services, Inc.	Direct	Tennessee
FTN Financial Main Street Advisors, LLC	Direct	Nevada
FTN Financial Capital Assets Corporation	Direct	Tennessee
FTN Financial Securities Corp.	Direct	Tennessee
FTRE Holding, LLC	Direct	Delaware
FTB Securities Investment I, LLC	Indirect	Delaware
First Horizon Preferred Funding IV, Inc.	Indirect	Maryland
FTB Securities Investment II, LLC	Indirect	Delaware
First Horizon Preferred Funding III, Inc.	Indirect	Delaware
First Horizon Preferred Funding II, Inc.	Indirect	Delaware
FT Real Estate Securities Company, Inc.	Indirect	Delaware
First Horizon Preferred Funding, Inc.	Indirect	Delaware
Hickory Venture Capital Corporation	Direct	Alabama
JPO, Inc.	Direct	Tennessee
MBSA 1, LLC	Direct	Florida
Orion Real Estate, LLC	Direct	North Carolina
Southern Community, LLC	Direct	North Carolina
Special Acquisitions Holdings, Inc.	Direct	Florida
Special Acquisitions, Inc.	Direct	Florida
Special Acquisitions II, Inc.	Direct	Florida
Special Acquisitions III, Inc.	Direct	Florida
Special Acquisitions IV, Inc.	Direct	Florida
Special Acquisitions VII, Inc.	Direct	Florida
Special Acquisitions VIII, Inc.	Direct	Florida
Superior Financial Services, Inc. (2)	Direct	Tennessee
PODS Ventures LLC	Direct	North Carolina

(1)	Consolidated subsidiary is not wholly-owned directly or indirectly by FHNC at December 31, 2018. First Horizon ABS Trust 2006 – HE1 is a trust to which FTBNA transferred certain assets. That trust issued debt securities secured by those assets. FTBNA retains certain rights as transferor.
(2)	Under agreement to be sold in 2019, subject to certain conditions to closing.
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SELECTED NON-CONSOLIDATED ENTITIES

The following are selected entities affiliated with FHNC and FTBNA which were not consolidated with FHNC or FTBNA at December 31, 2018.

Name	Jurisdiction of Incorporation or Organization
Capital Bank Statutory Trust III	Connecticut
Catawba Valley Capital Trust II	Delaware
Civitas Statutory Trust I	Delaware
FNB United Statutory Trust I	Connecticut
FNB United Statutory Trust II	Delaware
GreenBank Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
Southern Community Capital Trust III	Delaware
TIBFL Statutory Trust III	Delaware
VCS Management, LLC	North Carolina
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